Exhibit 21.1

                              HRPT PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT


Causeway Holdings, Inc. -- (Massachusetts)
Health and Retirement Properties International, Inc. -- (Delaware) Indemnity Collection Corporation -- (Delaware)
Hub Acquisition Trust -- (Maryland)
Hub Management, Inc. -- (Delaware)
Hub Realty College Park I, LLC -- (Maryland)
Hub Realty Buffalo, Inc. -- (Delaware)
Hub Realty College Park, Inc. -- (Delaware)
Hub Realty Golden, Inc. -- (Delaware)
EPA Golden Limited Partnership -- (Delaware)
Hub Realty Funding, Inc. -- (Delaware)
Hub Realty Kansas City, Inc. -- (Delaware)
Hub Realty Richland, Inc. -- (Delaware)
Hub Properties Trust -- (Maryland)
1735 Market Street Properties Trust -- (Maryland)
Hub LA Limited Partnership (98%) -- (Delaware)
Cedars LA Limited Liability Company -- (Delaware)
Hub LA Properties Trust -- (Maryland)
Hub Woodmont Investment Trust -- (Maryland)
HUB Woodmont Limited Liability Company (99%) -- (Delaware)
Nine Penn Center Properties Trust -- (Maryland)
Nine Penn Center Associates, L.P.  -- (Pennsylvania)
Park San Antonio Properties Trust -- (Maryland)
Quarry Lake Properties Trust -- (Maryland)
Rosedale Properties Trust -- (Maryland)
Rosedale Properties, Inc. -- (Delaware)
Rosedale Properties Limited Liability Company -- (Delaware)
SP Holding Property Trust -- (Maryland)
1600 Market Street Property Trust -- (Maryland)
Bridgepoint Property Trust -- (Maryland)
Franklin Plaza Property Trust -- (Maryland)
Herald Square LLC -- (Delaware)
Indiana Avenue LLC -- (Delaware)
Lakewood Property Trust -- (Maryland)
4 Maguire Road Realty Trust (Nominee Trust) -- (Massachusetts)
47 Harvard Street Real Estate Trust (Nominee Trust) -- (Massachusetts) University Avenue Real Estate Trust (Nominee Trust) -- (Massachusetts) HRPT Medical Buildings Realty Trust (Nominee Trust) -- (Massachusetts) Hub MA Realty Trust (Nominee Trust) -- (Massachusetts)
MOB Realty Trust (Nominee Trust) -- (Massachusetts)
Putnam Place Realty Trust (Nominee Trust) -- (Massachusetts)
Hub RI Properties Trust -- (Maryland)
Research Park Properties Trust -- (Maryland)